EXHIBIT 99.1
WebSideStory Announces Merger With Visual Sciences, LLC and Preliminary, Unaudited Fourth Quarter 2005 Results
Combination to Increase Momentum in Web Analytics Sector; Q4 Results Include 79% Revenue Growth, 129 New Customers and Record Bookings
SAN DIEGO, February 1, 2006 /PRNewswire-FirstCall/ — WebSideStory, Inc. (Nasdaq: WSSI — News), a leading provider of on-demand digital marketing applications, today announced the acquisition of Visual Sciences, LLC and results of operations for the quarter ended December 31, 2005.
Fourth Quarter 2005 Results
Financial and operating highlights for the quarter include:
•	Record revenue of $11.7 million, 79% higher than the $6.5 million generated in the fourth quarter of 2004.

•	Record quarterly earnings per share of $0.25 (which includes the benefit of realizing a $3,003,000 deferred tax asset primarily related to net operating loss carry-forwards, or $0.15 per share) compared to a loss of $0.04 in the same period of 2004.

•	Non-GAAP earnings per share was $0.15 (before stock-based compensation, amortization of intangibles and other non-recurring items) compared to non-GAAP earnings per share of $0.06 over the same period in 2004. Earnings per share in the fourth quarter of 2005 included amortization of intangibles of approximately $506,000, or $0.03 per share, and stock-based compensation expenses of approximately $237,000, or $0.01 per share. All per share numbers are expressed on a weighted average diluted share basis.

•	Record cash generation, with $3.5 million added to the balance sheet in the quarter.

•	Record pro forma pre-tax margins of 26%, up from 23% in Q3 2005.

•	Record web analytics bookings growth of 47% over fourth quarter 2004.

•	Signing of 129 contracts with new customers for various modules of the WebSideStory Active Marketing Suite, up from 110 in the previous quarter.

•	Average contract size for new customers of approximately $30,000 in 1-year value.

•	Average relationship value for all customers of approximately $40,000 per year in 1-year value.

•	Continued success in cross-selling Atomz’ solutions, signing 7 contracts worth over $500,000 in aggregate for the Search and Publish applications with current HBX customers.
“We are pleased to announce another strong quarter with record financial results,” said Jeff Lunsford, chairman and CEO. “In the quarter, we saw continued traction for the WebSideStory Active Marketing Suite, with a record of 129 new customers endorsing our strategy by signing up to use one or more modules of the suite. This impressive list of operating highlights demonstrates that the WebSideStory team is executing well by listening to our customers and capitalizing on the great growth opportunities afforded us by the growth in online ad spending, e-commerce and on-demand software. WebSideStory is strategically well-positioned at the intersection of these three trends. We believe these are sustainable, long-term trends that will help fuel the expansion of our business and suite of solutions in 2006. We were also pleased to see the cash generation of $3.5 million in the quarter, demonstrating the beneficial cash-led nature of our recurring revenue business model.”

Merger with Visual Sciences, LLC
The company also announced today a merger with privately held Visual Sciences, LLC, an innovative provider of streaming data analysis and visualization software and on-demand services with 40 employees and over 40 customers utilizing its highly scalable analytical engine. “Visual Sciences is not a household name, but everyone in the web analytics business knows who they are. They have vaulted onto the scene and won the respect of everyone in our industry with the dynamic segmentation, multi-channel and real-time data visualization capabilities of their flagship web analytics solution, Visual Site. This transaction expands our addressable market by an estimated $1 billion and creates significant cross-sell opportunities within our over 1,100 enterprise customers. We are proud that this highly talented team has chosen WebSideStory to partner with as they continue to grow their business,” said Jeff Lunsford. “In addition to Visual Site, we are excited about the large opportunity we see with Visual Sciences’ other innovative products, Visual Call, Visual Mail and Visual Document. These powerful analytical solutions, combined with Visual Sciences’ established relationships within the government sector, position WebSideStory well to benefit from our nation’s Homeland Defense initiative.”
“WebSideStory has the best sales, marketing and operational capabilities in digital marketing,” commented Jim MacIntyre, co-founder and CEO of Visual Sciences. “Their and our disciplined, profitable business models and commitment to customer service will make a strong combination. We have admired the breadth, thorough reporting capabilities and ease-of-use of their award-winning HBX solution and we believe the strategy behind the WebSideStory Active Marketing Suite — that of delivering an integrated set of solutions to improve the efficiency of online businesses — is the right one. We look forward to integrating our technology with all of the modules of the WebSideStory Active Marketing Suite — HBX, Search and Publish — and creating solutions that no other company in digital marketing can match.”
The total value of the consideration payable to the former holders of interests in Visual Sciences based on yesterday’s closing price is $57.3 million and is comprised as follows: $22.0 million in cash; unsecured senior notes in the principal amount of $20.0 million; 568,512 shares of common stock to be held in escrow until March 31, 2007; and 189,511 shares of restricted common stock. In addition, in connection with the merger WebSideStory issued the former holders of interests in Visual Sciences warrants to purchase 1,082,923 shares of common stock with an exercise price of $18.4685 per share, exercisable for the next 18-months, and options to purchase 350,000 shares of common stock to the former employees of Visual Sciences.
The transaction closed today. Visual Sciences will operate as a wholly owned subsidiary of WebSideStory, Inc. Co-founders Jim MacIntyre and David Scherer will serve as CEO and CTO of the business unit, respectively.
Financial Guidance
The following guidance reflects combined company operations beginning February 2nd, 2006. As part of the purchase accounting associated with this transaction, WebSideStory currently estimates that approximately $4,000,000 of deferred revenue will be adjusted down. This preliminary estimate is subject to revision upon completion of our purchase accounting analysis with respect to the transaction. This adjustment will cause the GAAP revenue and earnings contributions of the Visual Sciences business unit to differ materially from how these financials would have looked on a stand-alone basis. WebSideStory will be managing the business for operating results that measure the business as if this adjustment had not occurred, which we believe more accurately reflects the true cash flow of the business. Correspondingly, we will be adding back this lost revenue to derive a non-GAAP revenue number which we will use to calculate our non-GAAP earnings. A reconciliation of non-GAAP revenue to GAAP revenue and non-GAAP earnings to GAAP earnings is provided in the guidance below. All numbers are estimates and reflect the company’s preliminary forecast for the business at this time. The reconciliations set forth below are provided in accordance with Regulation G and reconcile the non-GAAP financial measures with the most directly comparable GAAP-based financial measure.

	Q1-06		Q2-06		Q3-06
Revenue Guidance (millions)	Low	High	Low	High	Low	High
Estimated Non-GAAP Revenue Range	$13.8	$14.3	$15.8	$16.4	$17.4	$18.4
Estimated Deferred Revenue Adjustment	$(1.1)	$(1.1)	$(1.2)	$(1.2)	$(0.9)	$(0.9)

Estimated GAAP Revenue Range	$12.7	$13.2	$14.6	$15.2	$16.5	$17.5

	Q1-06		Q2-06
Earnings Per Share Guidance	Low	High	Low	High
Estimated Pro Forma EPS Range	$0.11	$0.13	$0.11	$0.14

Estimated Stock Based Compensation	$(0.11)	$(0.11)	$(0.12)	$(0.12)

Amortization of Intangibles	$(0.06)	$(0.06)	$(0.06)	$(0.06)
Non-Cash Tax Expense	$(0.04)	$(0.04)	$(0.04)	$(0.04)
Earnings Impact of Deferred Revenue Adjustment	$(0.05)	$(0.05)	$(0.06)	$(0.06)

Estimated GAAP EPS Range	$(0.15)	$(0.13)	$(0.17)	$(0.14)
Estimated Shares Used in Per Share Calculations	20,600,000	20,600,000	21,000,000	21,000,000
Note on the Use of Non-GAAP Financial Measures
Some of the financial measures in this press release, including some of our financial guidance, are non-GAAP financial measures within the meaning of SEC Regulation G. WebSideStory believes that this presentation is useful to investors because it more accurately describes the operating performance of the company on a period-to-period basis and helps investors gauge the company’s ability to generate cash flow, excluding specific costs and expenses that we believe are not indicative of our core operating results. Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods. Investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
Conference Call and Webcast Information
Management will host a quarterly conference call and simultaneous webcast to discuss the Company’s results on Wednesday, February 1, 2006, at 1:30 p.m. Pacific Standard Time. To participate in the call, investors should dial 866.573.4842 (domestic) or 617.224.4327 (international) ten minutes prior to the scheduled call. The passcode is 97541857. Additionally, a live audio-only webcast of the call may be accessed via the Internet at www.WebSideStory.com. An archived version of the webcast will also be available for at least twelve months, beginning two hours after completion of the call, at the same location.
Forward-Looking Statements
Statements in this press release that are not a description of historical facts, including our financial guidance, are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business including, without limitation: WebSideStory’s reliance on its web analytics services for the majority of its revenue; blocking or erasing of cookies or limitations on our ability to use cookies; WebSideStory’s limited experience with digital marketing applications beyond web analytics; the risks associated with integrating the operations and products of Avivo Corporation with those of WebSideStory; privacy concerns and laws or other domestic or foreign regulations that may subject WebSideStory to litigation or limit our ability to collect and use Internet user information; the highly competitive markets in which we operate that could make it difficult for WebSideStory to acquire and retain customers; the risk that WebSideStory’s customers fail to renew their agreements; WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability;

the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s annual report on Form 10-K for the year ended December 31, 2004, as amended, and quarterly report on Form 10-Q for the quarter ended September 30, 2005. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.
About WebSideStory
Founded in 1996, WebSideStory, Inc. (Nasdaq: WSSI) is a leading provider of on-demand digital marketing applications that improve online marketing and sales. Its Active Marketing Suite™ consists of web analytics, site search, web content management and, later this year, keyword bid management. WebSideStory is headquartered in San Diego, California, and has European headquarters in Amsterdam, The Netherlands. For more information, contact WebSideStory. Voice: 858-546-0040. Fax: 858-546-0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.WebSideStory.com. HBX and Active Marketing Suite are trademarks and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.
Contact Information
For additional information, please contact: Jeff Lunsford, CEO at (858) 546-0040 ext. 388.

Financial Statements (preliminary and unaudited)
WebSideStory, Inc.
Condensed Consolidated Statement of Operations
All Numbers in thousands except for per share data.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	Unaudited	Restated(1)	Unaudited	Restated(1)
Revenues
Subscriptions	$11,050	$6,520	$37,699	$22,476
Advertising	668	14	1,724	126

Total revenues	11,718	6,534	39,423	22,602

Cost of revenues
Cost of revenue	1,942	924	6,516	3,300
Amortization of intangibles	76	—	202	—
Stock-based compensation	13	2	58	15

Total cost of revenues	2,031	926	6,776	3,315

Gross profit	9,687	5,608	32,647	19,287

Operating expenses
Sales and marketing	4,127	2,966	14,471	9,713
Technology development	1,491	853	4,621	3,755
General and administrative	1,511	989	5,849	3,310
Amortization of intangibles	430	—	1,147	—
Stock-based compensation (*)	224	191	917	867

Total operating expenses	7,783	4,999	27,005	17,645

Income from operations	1,904	609	5,642	1,642

Interest expense	(8)	(10)	(34)	(38)
Interest income	273	153	906	205
Other (expense) income	—	1	(51)	5

Income before provision for income taxes	2,169	753	6,463	1,814

Provision for income taxes	(2,839)	(8)	(2,634)	46

Net income	$5,008	$761	$9,097	$1,768

Constructive dividend on redemption of redeemable preferred stock	—	(1,389)	—	(1,389)
Accretion of discount on redeemable preferred stock	—	—	—	(1,326)

Net income (loss) attributable to common stockholders	$5,008	$(628)	$9,097	$(947)

Net income (loss) per share attributable to common shareholders:
Basic	$0.27	$(0.04)	$0.53	$(0.13)
Diluted	$0.25	$(0.04)	$0.48	$(0.13)

Weighted average number of shares used in per share amounts
Basic	18,242,596	15,402,002	17,231,411	7,300,809
Diluted	19,883,932	15,402,002	18,774,978	7,300,809

(*) Stock-based compensation
Sales and marketing	$42	$42	$183	$209
Technology development	90	5	311	37
General and administrative	92	144	423	621

	$224	$191	$917	$867

WebSideStory, Inc.
Condensed Balance Sheet (000’s)

	December 31,	December 31,
	2005	2004
	Unaudited	Restated(1)
Assets
Current assets
Cash and cash equivalents	$19,988	$5,710
Investments	3,001	16,323
Accounts receivable, net	7,823	3,704
Deferred tax asset	3,003	—
Prepaid expenses and other current assets	2,283	980

Total current assets	36,098	26,717
Property and equipment, net	2,532	1,884
Investments	12,144	8,676
Goodwill	25,911	—
Intangible assets, net	6,901	—
Other assets	2,288	341

	$85,874	$37,618

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$877	$307
Accrued liabilities	4,137	2,337
Deferred revenue	12,811	6,364
Capital lease short term	83	18
Note payable	—	27

Total current liabilities	17,908	9,053
Deferred rent	108	115
Capital lease long term	90	100
Other liabilities	109	205

Total liabilities	18,215	9,473

Commitments and contingencies
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2005 and December 31, 2004	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized, 18,401,180 and 15,624,856 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	18	16
Additional paid in capital	113,182	82,895
Unearned stock-based compensation	(629)	(779)
Accumulated other comprehensive income	260	281
Accumulated deficit	(45,172)	(54,268)

Total stockholders’ equity	67,659	28,145

	$85,874	$37,618

WebSideStory, Inc.

Reconciliation of GAAP net income (loss)	Three Months Ended		Year Ended
attribitable to common stockholders	December 31,	December 31,	December 31,	December 31,
to non-GAAP pro forma net income	2005	2004	2005	2004
(in thousands)	Unaudited	Restated(1)	Unaudited	Restated(1)
Net income (loss) attributable to common stockholders	$5,008	$(628)	$9,097	$(947)

Amortization of intangibles	506	—	1,349	—

Stock-based compensation	237	193	975	882

Expenses related to restatement	152	—	152	—

Expense related to lease amendment	110	—	110	—

Expenses related to terminated capital raising project	142	—	142	—

Recovery of sales tax reserve	(195)	—	(195)	—

Recovery of NOL valuation reserve	(3,003)	—	(3,003)	—

Constructive dividend on redemption of redeemable preferred	—	1,389	—	1,389

Accretion of discount on redeemable preferred stock	—	—	—	1,326

Non-GAAP pro forma net income	$2,957	$954	$8,627	$2,650

Reconciliation of GAAP earnings (loss) per share to non-GAAP pro forma earnings per share

GAAP earnings (loss) per share attributable to common stockholders
Basic	$0.27	$(0.04)	$0.53	$(0.13)
Diluted	$0.25	$(0.04)	$0.48	$(0.13)

Amortization of intangibles per share	0.02	—	0.07	—

Stock-based compensation per share	0.01	0.01	0.05	0.07

Expenses related to restatement	0.01	—	0.01	—

Expense related to lease amendment	0.01	—	0.01	—

Expenses related to terminated capital raising project	0.01	—	0.01	—

Recovery of sales tax reserve	(0.01)	—	(0.01)	—

Recovery of NOL valuation reserve	(0.15)	—	(0.16)	—

Constructive dividend on redemption of redeemable preferred	—	0.08	—	0.11

Effect of using Non-GAAP dilutive shares	—	0.01	—	0.06

Accretion of discount on redeemable preferred stock	—	—	—	0.10

Non-GAAP Pro forma net income per share attributable to common stockholders:
Diluted	$0.15	$0.06	$0.46	$0.21

GAAP Weighted-average number of shares used in per share amounts:
Basic	18,242,596	15,402,002	17,231,411	7,300,809
Diluted	19,883,932	15,402,002	18,774,978	7,300,809

Non-GAAP Weighted-average number of shares used in per share amounts:
Basic	18,242,596	15,402,002	17,231,411	7,300,809
Diluted	19,883,932	16,855,949	18,774,978	12,895,828

1 - As initially reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 8, 2005, the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 29, 2005 and its unaudited consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 filed with the SEC on May 6, 2005 and August 12, 2005, respectively, should not be relied upon. The Company has amended the aforementioned reports to correct errors in the Company’s accounting treatment for a lease and sublease in connection with its headquarters in San Diego, California as well as other less significant errors. Please see the amended reports filed with the SEC on December 15, 2005 for more information regarding the restatement.